UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2008 (March 7, 2008)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2008, the Board of Directors of The Wet Seal, Inc. (the “Company”) authorized the issuance to Mr. Edmond Thomas, President and Chief Executive Officer of the Company, options to acquire up to 100,000 shares of the Company’s Class A common stock. The exercise price per share is $2.58, which was the closing price of the Company’s Class A common stock on March 7, 2008 (the “Grant Date”). The options will vest in three equal tranches beginning on the first anniversary of the Grant Date. The options granted to Mr. Thomas are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and his stock option award agreement.

The Board authorized the grant of options to Mr. Thomas to reward his efforts since his employment in October 2007 in implementing expense reductions and management changes and establishing a strategy for improving the Company’s business and operations. The Board also acknowledged this grant as a supplement to his existing incentive compensation arrangements which were developed during the Company’s chief executive officer search in 2007 when the Company’s stock price was trading at higher levels.

The summary of the terms of the option grant to Mr. Thomas is qualified in its entirety by his Stock Option Agreement which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell company transactions

Not Applicable.

(d)	Exhibits.

10.1	Stock Option Agreement, dated as of March 7, 2008, entered into between the Company and Mr. Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 11, 2008	By:	/s/ Steven Benrubi
Name: Steven Benrubi
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Stock Option Agreement, dated as of March 7, 2008, entered into between the Company and Mr. Thomas.